Exhibit 10.5

ZIMMER BIOMET HOLDINGS, INC.

AMENDED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

(As Amended May 5, 2015 and Further Amended as of June 24, 2015)

1. Purpose.

The purpose of the Zimmer Biomet Holdings, Inc. Amended Stock Plan for Non-Employee Directors (the “Plan”) is to secure for Zimmer Biomet Holdings, Inc. (the “Company”) and its stockholders the benefits of the incentive inherent in increased Common Stock ownership by the members of the Board of Directors of the Company (the “Board”) who are Eligible Directors as defined in the Plan.

2. Administration.

The Plan shall be administered by the Board. The Board shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to prescribe the form of the agreement embodying awards of stock options (“Options”), restricted stock (“Restricted Stock”) and restricted stock units (“Restricted Stock Units”) made under the Plan (Options, Restricted Stock and Restricted Stock Units, in the aggregate, to be “Awards”). The Board shall, subject to the provisions of the Plan, grant Awards under the Plan and shall have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Board in the administration of the Plan, as described herein, shall be final and conclusive. No member of the Board shall be liable for anything done or omitted to be done by such member or by any other member of the Board in connection with the Plan, except for such member’s own willful misconduct or as expressly provided by statute.

The Committee shall maintain appropriate records of awards granted and vested prior to January 1, 2005, that may provide for a deferral of compensation within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), together with any earnings or losses attributable thereto. Such awards shall be governed by the terms of the Plan as in effect on October 3, 2004.

3. Amount of Stock; Individual Limitation.

The stock which may be issued and sold under the Plan will be the common stock (par value $.01 per share) of the Company (“Common Stock”), of a total number not exceeding 800,000 shares, subject to adjustment as provided in Section 7 below. The stock to be issued may be either authorized and unissued shares or issued shares acquired by the Company or its subsidiaries. In the event that Awards granted under the Plan terminate or expire (without being exercised, in the case of Options) or are cancelled, forfeited, exchanged or surrendered, new Awards may be granted covering the shares not issued under such lapsed Awards. No more than 50% of the Awards will be in the form of Restricted Stock or Restricted Stock Units.

No individual participant may be granted, in any single calendar year during the term of the Plan, Awards with an aggregate grant date fair value in excess of $300,000.

4. Eligible Directors.

The members of the Board who are eligible to participate in the Plan (“Eligible Directors”) are persons who serve as directors of the Company on or after the effective date of the Plan and:

(a) who are not current or former employees of the Company and

(b) who are not and, in the past, have not been eligible to receive options on Company stock by participation as an employee in another plan sponsored by the Company or under a contractual arrangement with the Company.

5. Terms and Conditions of Options.

Each Option granted under the Plan shall be evidenced by an agreement in such form as the Board shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions:

(a) The Option exercise price shall be the fair market value of the Common Stock shares subject to such Option on the date the Option is granted, which shall be the average of the high and the low sales prices of a Common Stock share on the date of grant as reported on the New York Stock Exchange Composite Transactions Tape or, if the New York Stock Exchange is closed on that date, on the last preceding date on which the New York Stock Exchange was open for trading.

(b) Each year, as of the date of the annual meeting of the stockholders of the Company (“Annual Meeting”), and at such other dates as the Board deems appropriate, the Board may award Options to purchase shares of Common Stock to Eligible Directors who have been elected or reelected or who are continuing as members of the Board.

(c) No Option granted under the Plan shall be transferable by the optionee other than by will or by the laws of descent and distribution, and such Option shall be exercisable, during the optionee’s lifetime, only by the optionee. Notwithstanding the foregoing, the Board may set forth in a Stock Option Agreement, at the time of grant or thereafter, that the Options may be transferred to members of the optionee’s immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners. For this purpose, immediate family means the optionee’s spouse, parents, children, stepchildren, grandchildren and legal dependants. Any transfer of Options made under this provision will not be effective until notice of such transfer is delivered to the Company.

(d) No Option or any part of an Option shall be exercisable:

(i) after the expiration of ten years from the date the Option was granted,

(ii) unless written notice of the exercise is delivered to the Company specifying the number of shares to be purchased and payment in full is made for the shares of Common Stock being acquired thereunder at the time of exercise, such payment shall be made in such form or manner that the Board at its discretion may from time to time designate and that may include, without limitation, payment:

(A) in United States dollars by certified check, or bank draft, or

(B) by tendering to the Company Common Stock shares owned by the person exercising the Option and having a fair market value equal to the cash exercise price applicable to such Option, such fair market value to be the average of the high and low sales prices of a Common Stock share on the date of exercise as reported on the New York Stock Exchange Composite Transactions Tape or, if the New York Stock Exchange is closed on that date, on the last preceding date on which the New York Stock Exchange was open for trading (shares of Common Stock used to exercise an option shall have been held by the optionee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the option) or

(C) by a combination of United States dollars and Common Stock shares as aforesaid, and

(iii) unless the person exercising the Option has been, at all times during the period beginning with the date of grant of the Option and ending on the date of such exercise, an Eligible Director of the Company, except that:

(A) if such a person shall cease to be such an Eligible Director for reasons other than retirement or death, while holding an Option that has not expired and has not been fully exercised, such person, at any time within one year after the date he ceases to be such an Eligible Director (but in no event after the Option has expired under the provisions of Section 5(d)(i) above), may exercise the Option with respect to any Common Stock shares as to which such person has not exercised the Option on the date the person ceased to be such an Eligible Director only to the extent that the Option is exercisable at the time of termination.

(B) if such person shall cease to be such an Eligible Director by reason of retirement or death while holding an Option that has not expired and has not been fully exercised, such person, or in the case of death, the executors, administrators or distributees, as the case may be, may at any time following the date of retirement or death (but in no event after the expiration of the Option period set forth in Section 5(d)(i) above), exercise the Option with respect to any shares of Common Stock as to which such person has not exercised the Option on the date the person ceased to be such an Eligible Director, notwithstanding the provisions of Section 5(e).

(C) if any person who has ceased to be such an Eligible Director for reasons other than death, shall die holding an Option that has not been fully exercised, such person’s executors,

administrators, heirs or distributees, as the case may be, may, at any time within the greater of (1) one year after the date of death or (2) the remainder for the period in which such person could have exercised the Option had the person not died (but in no event under either (1) or (2) after the Option has expired under the provisions of Section 5(d)(i) above), exercise the Option with respect to any shares as to which the decedent could have exercised the Option at the time of death.

In the event any Option is exercised by the executors, administrators, legatees or distributees of the estate of a deceased optionee, the Company shall be under no obligation to issue stock thereunder unless and until the Company is satisfied that the person or persons exercising the Option are the duly appointed legal representatives of the deceased optionee’s estate or the proper legatees or distributees thereof.

(e) One-quarter (25%) of the total number of shares of Common Stock covered by the Option shall become exercisable on the first anniversary date of the grant of the Option; thereafter an additional one-quarter (25%) of the shares shall become exercisable annually on each subsequent anniversary date of the grant of the Option until the Option is fully exercisable.

(f) Notwithstanding anything to the contrary herein, if an Option has been transferred in accordance with Section 5(c), the Option shall be exercisable solely by the transferee. The Option shall remain subject to the provisions of the Plan, including that it will be exercisable only to the extent that the optionee or optionee’s estate would have been entitled to exercise it if the optionee had not transferred the Option. In the event of the death of the transferee prior to the expiration of the right to exercise the Option, the Option shall be exercisable by the executors, administrators, legatees and distributees of the transferee’s estate, as the case may be for a period of one year following the date of the transferee’s death but in no event shall the Option be exercisable after the expiration of the Option period set forth in the Stock Option Agreement. The Option shall be subject to such other rules as the Board shall determine.

(g) No Deferral Feature. No Option granted under this Plan shall include any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of the Option under Section 83 of the Code, or the time the stock acquired pursuant to the exercise of the Option first becomes substantially vested (as defined in regulations interpreting Section 83 of the Code).

6. Terms and Conditions of Restricted Stock and Restricted Stock Units.

Restricted Stock Awards under the Plan shall consist of grants of shares of Common Stock of the Company. The conditional grant of a Restricted Stock Unit to a participant will entitle the participant to receive a specified number of shares of Common Stock, if the objectives specified in the Award, if any, are achieved and the other terms and conditions thereof are satisfied. Each Award will be subject to the following terms and conditions:

(a) The Board shall (i) select the members to whom Restricted Stock and Restricted Stock Unit Awards may from time to time be granted, (ii) determine the number of shares to be covered by each Award granted, (iii) determine the terms and conditions (not inconsistent with the Plan) of any Award granted hereunder, and (iv) prescribe the form of the agreement, legend or other instrument necessary or advisable in the administration of Awards under the Plan.

(b) Any Restricted Stock and Restricted Stock Unit Award granted under the Plan shall be evidenced by an agreement executed by the Company and the recipient, in such form as the Board shall approve and with such terms and conditions as the Board shall prescribe.

(c) The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(i) During the restriction period, the participant will not be permitted to sell, transfer, pledge or assign Restricted Stock awarded under this Plan.

(ii) Except as the Board may otherwise determine, a participant holding Restricted Stock shall have all of the rights of a stockholder of the Company, including the right to vote the shares and receive dividends and other distributions, provided that distributions in the form of stock shall be subject to the same restrictions as the underlying Restricted Stock. A participant holding Restricted Stock Units shall have none of the rights of a stockholder of the Company during the restriction period.

(d) Compliance with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, in the event any Award under this Section 6 constitutes or provides for a deferral of compensation within the meaning of Section 409A of the Code, the Award shall comply in all respects with the applicable requirements of Section 409A of the Code; the agreement evidencing the Award shall include all provisions required for the Award to comply with the applicable requirements of Section 409A of the Code; and those provisions of the Award agreement shall be deemed to constitute provisions of the Plan.

7. Adjustment in the Event of Change in Stock.

In the event of changes in the outstanding Common Stock by reason of stock dividends, recapitalizations, mergers, consolidations, stock splits, combinations or exchanges of shares and the like, the aggregate number and class of shares available under the Plan, the number, class and the price of shares subject to outstanding Options and Awards of Restricted Stock and Restricted Stock Units shall be appropriately adjusted by the Board, whose determination shall be conclusive.

8. Miscellaneous Provisions.

(a) Except as expressly provided for in the Plan, no Eligible Director or other person shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Eligible Director any right to be retained in the service of the Company.

(b) Except as provided for under Section 5(c), a participant’s rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of a participant’s death, by will or the laws of descent and distribution), including, but not by way of limitations, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

(c) No Common Stock shares shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state and other securities laws and regulations.

(d) It shall be a condition to the obligation of the Company to issue Common Stock shares upon exercise of an Option or with respect to any other Award, that the participant (or any beneficiary or person entitled to receive the benefit of an Award) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue Common Stock shares.

(e) The expenses of the Plan shall be borne by the Company.

(f) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares in connection with an Award under the Plan and issuance of shares in connection with Awards shall be subordinate to the claims of the Company’s general creditors.

(g) By accepting any Award or other benefit under the Plan, each participant and each person claiming under or through such person shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Board.

9. Change in Control.

In the event an Eligible Director’s membership on the Board terminates pursuant to a qualifying termination (as defined below) during the three (3) year period following a change in control of the Company (as defined below) and prior to the exercise of Options granted under this Plan, all outstanding Options shall immediately become fully vested and exercisable notwithstanding any provisions of the Plan or of the applicable Option agreement to the contrary. In addition, in the event of a change in control of the Company, the Board may (i) determine that outstanding Options shall be assumed by, or replaced with comparable options by, the surviving corporation (or a parent or subsidiary of the surviving corporation) and that outstanding Awards shall be converted to similar awards of the surviving corporation (or a parent or subsidiary of the surviving corporation), or (ii) take such other actions with respect to outstanding Options and Awards as the Board deems appropriate.

The following definitions shall apply for purposes of the Plan:

(a) For the purpose of this Plan, a change in control shall be deemed to have occurred on the earlier of the following dates:

(1) The date any person, as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (“Person”), shall have become the direct or indirect beneficial owner of twenty percent (20%) or more of the then outstanding common shares of the Company;

(2) The date a merger or consolidation of the Company with any other corporation is consummated other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent at least 75% of the combined voting power of the voting securities of the Company or the surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company in which no Person acquires more than 50% of the combined voting power of the Company’s then outstanding securities;

(3) The date the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets;

(4) The date there shall have been a change in a majority of the Board of Directors of the Company within a two (2) year period beginning after the effective date of the Plan, unless the nomination for election by the Company’s shareholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the two (2) year period.

(b) For purposes of this Plan provision, a qualifying termination shall be deemed to have occurred if the Eligible Director ceases to be a member of the Board for any reason other than death, disability, voluntary resignation, willful misconduct or activity deemed detrimental to the interests of the Company.

10. Amendment or Discontinuance.

The Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable, including, but not limited to, amendments necessary to qualify for any exemption or to comply with applicable law or regulations; provided, however, that, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not be amended, without stockholder approval, to reduce the exercise price of outstanding Options or to cancel outstanding Options in exchange for cash, other awards, or stock options with an exercise price that is less than the exercise price of the original Options; and provided, further, that except as provided in Section 7 above, the Board may not, without further approval by the stockholders of the Company, increase the maximum number of shares of Common Stock as to which Awards may be granted under the Plan, reduce the minimum Option exercise price described in Section 5(a) above, extend the period during which Awards may be granted or exercised under the Plan or change the class of persons eligible to receive Awards under the Plan. No amendment of the Plan shall materially and adversely affect any right of any participant with respect to any Award theretofore granted without such participant’s written consent.

11. Termination.

This Plan shall terminate upon the earlier of the following dates or events to occur:

(a) upon the adoption of a resolution of the Board terminating the Plan; or

(b) December 31, 2022.

12. Governing Law.

The validity, construction, interpretation and effect of the Plan and agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Indiana, without giving effect to the conflict of laws provisions thereof.